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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              SERENA SOFTWARE, INC.
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             (Exact name of Registrant as specified in its charter)

   Delaware                                                     94-2669809
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(State of incorporation or organization)                (IRS Employer I.D. No.)


 If this form relates to the              If this form relates to the
 registration of a class of securities    registration of a class of securities
 pursuant to Section 12(b) of the         pursuant to Section 12(g) of the
 Exchange Act and is effective pursuant   Exchange Act and is effective pursuant
 to General Instruction A.(c), please     to General Instruction A.(d), please
 check the following box. / /             check the following box. /X/


Securities Act registration statement file number to which this form relates (if applicable): 333-67761
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Securities to be registered pursuant to Section 12(b) of the Act:

           Title of Each Class               Name of Each Exchange on Which
           to be so Registered               Each Class is to be Registered
           -------------------               ------------------------------

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Securities to be registered pursuant to Section 12(g) of the Act:

                      Common Stock, $.001 par value per share
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                                  (Title of Class)

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Item 1.   DESCRIPTION OF REGISTRANT SECURITIES TO BE REGISTERED

     The class of securities to be registered hereunder is Common Stock, $0.001 par value per share, of the Registrant. The description of capital stock set forth under the caption "Description of Capital Stock" in the Prospectus included in the Registration Statement on Form S-1 (File No. 333-67761) (the "S-1 Registration Statement"), originally filed with the Securities and Exchange Commission by the Registrant on November 23, 1998 and subsequently amended, is incorporated herein by reference.

Item 2.   EXHIBITS

     The following exhibits are filed as a part of this registration statement:

          1.1(1)    Specimen certificate for the Registrant's Common Stock;
          2.1(2)    Amended and Restated Certificate of Incorporation of the
                    Registrant, as currently in effect;
          2.3(3)    Bylaws of the Registrant, as amended through the date hereof and as currently in effect;


(1) Incorporated by reference to Exhibit 4.1 to the Registrant's S-1 Registration Statement.
(2) Incorporated by reference to Exhibit 3.1 to the Registrant's S-1 Registration Statement.
(3) Incorporated by reference to Exhibit 3.2 to the Registrant's S-1 Registration Statement.


                                     SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  January 22, 1999                SERENA SOFTWARE, INC.


                                       By: /s/ Robert I. Pender, Jr.
                                          ---------------------------------
                                          Robert I. Pender, Jr.
                                          Chief Financial Officer


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                                INDEX TO EXHIBITS

 1.1    Specimen Certificate of the Registrant's Common        Incorporated
        Stock . . . . . . . . . . . . . . . . . . . . . . .    by Reference

 2.1    Amended and Restated Certificate of Incorporation,     Incorporated
        as currently in effect  . . . . . . . . . . . . . .    by Reference

 2.3    Amended and Restated Bylaws of the Registrant, as      Incorporated
        currently in effect . . . . . . . . . . . . . . . .    by Reference


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